EXHIBIT 23(K)

                               December 16, 1996

The Cosmetic Center, Inc.
8839 Greenwood Place
Savage, Maryland 20763

Dear Ladies and Gentlemen:

         The undersigned hereby consents to be named as a nominee for director of The Cosmetic Center, Inc. ("Cosmetic Center") in a proxy statement and Registration Statement on Form S-4 and any amendments to either, each of which is being filed with the Securities and Exchange Commission by or on behalf of Cosmetic Center and further consents to including this authorization as an exhibit to the Registration Statement on Form S-4.

                                                     Very truly yours,



                                                     Harvey Rosenthal